EXHIBIT 1.A.(5)(ff)


                      (Only we can endorse this contract.)

Right to Buy a New Contract.--Some provisions of this form refer to the right of an individual, subject to certain conditions, to obtain a new contract of insurance from The Prudential Insurance Company of America. Prudential has agreed to this arrangement, as shown by the following Certification.


                                  CERTIFICATION

The Prudential Insurance Company of America is aware that some provisions of this Pruco Life Insurance Company form provide an individual the right, subject to certain conditions, to obtain a new contract of insurance from Prudential. We certify that if any such individual wishes to exercise that right Prudential will make available to that individual the contract described in this form.

                         Signed for The Prudential Insurance Company of America,

                                       SPECIMEN SIGNATURE
                                            President


                                             SPECIMEN SIGNATURE
                                                Vice President

If The Prudential Insurance Company of America is not engaged in the insurance business at the time an individual wishes to exercise this right to buy a new contract, Pruco Life Insurance Company will make available to that individual a contract that it currently issues.

                  This endorsement attached to the contract on the Contract Date


                                     By      SPECIMEN SIGNATURE
                                        ____________________________
                                                  Secretary
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PLI 150--84
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